Exhibit 3.23


                            ARTICLES OF INCORPORATION

                                       OF

                                 KEEBLER COMPANY

                                    * * * * *

     FIRST. The name of the corporation is

                                 KEEBLER COMPANY

     SECOND. Its principal office in the State of Nevada is located at No. One East First Street, Reno, Washoe County, Nevada. The name and address of its resident agent is The Corporation Trust Company of Nevada, No. One East First Street, Reno, Nevada 89505.

     THIRD. The nature of the business, or objects or purposes proposed to be transacted, promoted or carried on are:

          To manufacture, produce, purchase, or otherwise acquire, use, distribute, sell at wholesale or retail, import, export, and otherwise dispose of and deal in, biscuits, crackers, breads, pastries, confections, and all other similar and allied foodstuffs and the component parts thereof.

          To manufacture or otherwise produce, import, export, buy, sell and in every way deal with and in, either as principal or agent or otherwise, goods, wares and merchandise and personal property of every kind and description.

          To engage in any lawful activity and to manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

          To hold, purchase and convey real and personal estate and to mortgage or lease any such real and personal estate with its franchises and to take the same by devise or bequest.

          To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

          To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage, or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, invention, improvements and processes, copyrights, trade-marks and trade names, relating to or useful in connection with any business of this corporation.

          To guarantee, purchase, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of the shares of the capital stock of or any bonds, securities or evidences of the indebtedness created by any other corporation or corporations of this state, or any other state of government, and, while owner of such stock, to exercise all the rights, powers and privileges of ownership, including the right to vote thereon.

          To borrow money and contract debts when necessary for the transaction of its business, or for the exercise of its corporate rights, privileges or awareness, or for any other lawful purpose of its incorporation; to issue bonds, promissory notes, bills of exchange, debentures, and other obligations and evidences of indebtedness, payable at specified time or times, or payable upon the happening of a specified event or events, whether secured by mortgage, pledge, or otherwise, or unsecured, for money borrowed, or in payment for property purchased, or acquired, or for any other lawful objects.

          To purchase, hold, sell and transfer shares of its own capital stock, and use therefor its capital, capital surplus, surplus, or other property or funds; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital; and provided further, that shares of its own capital stock belonging to it shall not be voted upon, directly or indirectly, nor counted as outstanding, for the purpose of computing any stockholders' quorum or vote.

          To conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in this state, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and in any foreign countries.

          To do all and everything necessary and proper for the accomplishment of the objects hereinbefore enumerated or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects hereinbefore set forth.

          The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to or inference from the terms of any other clause in these articles of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

     FOURTH. The amount of the total authorized capital stock of the corporation is One Thousand Dollars ($1,000.00) consisting of Ten (10) shares of stock of the par value of One Hundred Dollars ($100.00) each.

     FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the by-laws of this corporation, provided that the number of directors shall not be reduced to less than three (3).

     The names and post-office addresses of the first board of directors, which shall be three (3) in number, are as follows:

         NAME                              POST-OFFICE ADDRESS
         ----                              -------------------

     F. L. Ungerott                        208 South LaSalle Street
                                           Chicago, Illinois

     D. L. Hannum                          208 South LaSalle Street
                                           Chicago, Illinois

     J. R. Broadway                        208 South LaSalle Street
                                           Chicago, Illinois


     Directors and officers shall exercise their powers in good faith, and with a view to the interests of the corporation.

     SIXTH. The capital stock, after the amount of the subscription price, or par value, has been paid in shall not be subject to assessment to pay the debts of the corporation.

     SEVENTH. The name and post-office address of each of the incorporators signing the articles of incorporation are as follows:


         NAME                               POST-OFFICE ADDRESS
         ----                               -------------------

     F. L. Ungerott                         208 South LaSalle Street
                                            Chicago, Illinois

     D. L. Hannum                           208 South LaSalle Street
                                            Chicago, Illinois

     E. N. Sajewski                         208 South LaSalle Street
                                            Chicago, Illinois


     EIGHTH. The corporation is to have perpetual existence.

     NINTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

          Subject to the by-laws, if any, adopted by the stockholders, to make, alter or amend the by-laws of the corporation.

          To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation.

          By resolution passed by a majority of the whole board, to designate one (1) or more committees, each committee to consist of two (2) or more of the directors of the corporation, which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors.

          When and as authorized by the affirmative vote of stockholders holding stock entitling them to exercise at least a majority of the voting power given at a stockholders' meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the board of directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of directors deem expedient and for the best interests of the corporation.

     TENTH. Meetings of stockholders may be held outside the State of Nevada, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

     ELEVENTH. This corporation reserves the right to amend, alter, change or repeal any provision contained in the articles of incorporation, in the manner now or hereafter prescribed by statute, or by the articles of incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Nevada, do make and file these articles of incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set our hands this 13th day of May 1965.


                                -----------------------------

                                -----------------------------

                                -----------------------------

STATE OF ILLINOIS    )
                     )   ss.:
COUNTY OF COOK       )

     On this 13th day of May, 1965, before me, the undersigned, a Notary Public in and for the county and state aforesaid personally appeared F. L. Ungerott, D.
L. Hannum and F. N. Sajewski known to me to be the persons described in and who executed the foregoing instrument and who acknowledged to me that they executed the same freely and voluntarily and for the uses and purposes therein mentioned.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                -----------------------------

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                     * * * *

     KEEBLER COMPANY, a corporation organized under the laws of the State of Nevada, by its president and secretary does hereby certify:

     1. That the board of directors of said corporation at a meeting duly convened and held on the 21st day of May, 1971, passed a resolution declaring that the following change and amendment in the articles of incorporation is advisable.

     RESOLVED that article FIRST of said articles of incorporation be amended to read as follows: "The name of the corporation is KEEBLER COOKIE AND CRACKER COMPANY."

     2. That the number of shares of the corporation outstanding and entitled to vote on an amendment to the articles of incorporation is ten; that the said change and amendment has been consented to and authorized by the written consent of stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

     IN WITNESS WHEREOF, the said KEEBLER COMPANY has caused this certificate to be signed by its president and its secretary and its corporate seal to be hereto affixed this 21st day of May, 1971.

                                KEEBLER COMPANY


                                By___________________________
                                  B. F. Thomas, President


                                By___________________________
                                  W. S. Maker, Secretary

(SEAL)

STATE OF ILLINOIS    )
                     )   ss.:
COUNTY OF DUPAGE     )

     On May 21, 1971 personally appeared before me, a Notary Public, B. F. Thomas and W. S. Maker, who acknowledged that they executed the above instrument.



                                -----------------------------
                                       (Notary Public)

(SEAL)